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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-36957 and Form S-8 No. 333-50056) pertaining to the Triumph Group, Inc. 1996 Stock Option Plan and the Registration Statement (Form S-8 No. 333-81665) pertaining to the Triumph Group, Inc. Directors' Stock Option Plan of our report dated April 23, 2003, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

                      /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 6, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors